Exhibit 99.(16)

POWER OF ATTORNEY

Each of the undersigned Trustees and/or officers of Baillie Gifford ETF Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Michael Stirling-Aird, David Salter, Julie Paul, Lesley-Anne Archibald, Kelly Cameron, Lindsay Cockburn, Neil Riddell and Gareth Griffiths (in each case, with the foregoing list of appointees modified as may be required to avoid any individual appointing himself or herself by this instrument) and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to each of them to sign for him or her, and in his or her name and in the capacities indicated below with respect to the Trust, the Registration Statement on Form N-14 of the Trust, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

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Name	Capacity	Date

/s/ Howard W. Chin		December 11, 2025
Howard W. Chin	Trustee

/s/ Pamela M. J. Cox		December 11, 2025
Pamela M. J. Cox	Trustee

/s/ John D. Kavanaugh		December 11, 2025
John D. Kavanaugh	Trustee

/s/ Donald P. Sullivan Jr		December 14, 2025
Donald P. Sullivan Jr	Trustee

/s/ Maureen A. Miller		December 11, 2025
Maureen A. Miller	Trustee

/s/ Michael Stirling-Aird		December 10, 2025
Michael Stirling-Aird	Trustee and President (Principal Executive Officer)

/s/ Lindsay Cockburn		December 10, 2025
Lindsay Cockburn	Treasurer (Principal Financial and Accounting Officer)

[Signature Page to Power of Attorney for Baillie Gifford ETF Trust Registration Statement on Form N-14]